                                                                      Exhibit 12

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
  Ohio National Fund, Inc.:

We consent to the use of our report dated February 18, 2003, with respect to the financial statements of Ohio National Fund, Inc., incorporated herein by reference.

/s/ KPMG LLP
Columbus, Ohio
April 11, 2003

                         Independent Auditors' Consent


To the Board of Directors of
Calvert Variable Series, Inc.:


We consent to the use of our report dated February 14, 2003, with respect to the statement of assets and liabilities, including the schedule of investments, of Calvert Social Equity Portfolio (the "Fund"), one of the portfolios constituting Calvert Variable Series, Inc., as of December 31, 2002, and the related statements of operations, changes in net assets, and financial highlights for the period from April 30, 2002 (inception) through December 31, 2002, included herein and to the reference to our firm under the heading "Financial Statements" in the Registration Statement on Form N-14 of the Calvert Social Equity Portfolio.


/s/ KPMG LLP
Philadelphia, Pennsylvania
April 16, 2003